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                                                                   EXHIBIT 10.13


            THIS WARRANT WAS ORIGINALLY ISSUED ON AUGUST 12, 1996 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT. THIS WARRANT IS ALSO SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AUGUST 12, 1996 AMONG ANKER COAL GROUP, INC., JOHN J. FALTIS, JJF GROUP LIMITED LIABILITY COMPANY, P. BRUCE SPARKS, PPK GROUP LIMITED LIABILITY COMPANY, ANKER HOLDING B.V., FIRST RESERVE CORPORATION, AMERICAN OIL & GAS INVESTORS, LIMITED PARTNERSHIP, AMGO II, LIMITED PARTNERSHIP, FIRST RESERVE FUND V, LIMITED PARTNERSHIP, FIRST RESERVE FUND V-2, LIMITED PARTNERSHIP, FIRST RESERVE FUND VI, LIMITED PARTNERSHIP AND FIRST RESERVE FUND VII, LIMITED PARTNERSHIP.

                             STOCK PURCHASE WARRANT

Date of Issuance: August 12, 1996

            For value received, Anker Coal Group, Inc., a Delaware corporation (the "Company"), hereby grants to each of American Oil & Gas Investors, Limited Partnership, AmGO II, Limited Partnership, First Reserve Fund V, Limited Partnership, First Reserve Fund V-2, Limited Partnership, First Reserve Fund VI, Limited Partnership and First Reserve Fund VII, Limited Partnership (collectively the "Funds"), and to their respective transferees and assigns, the right to purchase from the Company the portions of the Warrant Shares (as defined herein) set forth opposite each Fund's name on Schedule I at a price of $.01 per share (the "Exercise Price"). Certain capitalized terms used herein are defined in Section 2 hereof.

            This Warrant is subject to the following provisions:

            SECTION 1. Exercise of Warrant.

            1A. Duration. Subject to the terms and conditions hereof, the purchase rights represented by this Warrant may be exercised, in whole or in part concurrently with each Class A Conversion (as defined in Section 1C). All rights under this Warrant shall expire on the date when all of the Company's Class A Preferred Stock (the "Class A Preferred Stock") ceases to be outstanding.

            1B. Warrant Shares. The number of shares of Common Stock that can be purchased by the Funds on any particular occasion pursuant to this Warrant (the "Warrant Shares") shall equal 8.333% of the total number of shares of Common Stock issued
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to the holders of Class A Preferred Stock ("Class A Holders") upon their conversion of Class A Preferred Stock into shares of Common Stock pursuant to the conversion rights granted in the Class A Preferred Stock Certificate of Designation in any public offering of the Company (a "Class A Conversion").

            1C. Notification of Conversion. Within two business days following the Company's receipt of notice from Class A Holders of a Class A Conversion, the Company shall provide written notice to each holder of this Warrant (a "Class A Conversion Notice") of such Class A Conversion, including (i) the names of the Class A Holders making the Class A Conversion and (ii) the number of shares of Class A Preferred Stock being converted by each such Class A Holder. Upon receipt of a Class A Conversion Notice, a holder of this Warrant shall be entitled to exercise this Warrant with respect to such Class A Conversion for a period of ten (10) days following such receipt.

            1D. Exercise Procedure.

                  (i) This Warrant shall be deemed to have been exercised by a Registered Holder when all of the following items have been delivered to the Company by or on behalf of such Registered Holder (the "Exercise Time"):

                        (a) a completed Exercise Agreement, substantially in the form set forth in Exhibit I hereto, executed by each Registered Holder exercising all or part of the purchase rights represented by this Warrant (a "Purchaser");

                        (b) a copy of this Warrant certified as true and correct by such Purchaser;

                        (c) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased by such Registered Holder upon such exercise (the "Aggregate Exercise Price"); and

                        (d) an opinion of Purchaser's counsel in form and substance reasonably satisfactory to the Company that the exercise of the Warrant will not violate any of the provisions of the Securities Act of 1933, as amended.

                  (ii) Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company to each Purchaser within five days after the date of the Exercise Time together with any cash payable in lieu of a fraction of a share pursuant to Section 9 hereof.

                  (iii) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to a Purchaser at the Exercise Time, and such Purchaser shall be
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deemed for all purposes to have become the record holder of such Warrant Shares at the Exercise Time.

                  (iv) The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares.

                  (v) The Company shall assist and cooperate with the Registered Holders or any other Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant.

                  (vi) All Warrant Shares which are issuable upon exercise of this Warrant shall, when issued and upon the payment of the Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock constituting Warrant Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance); provided, however, that the Company shall not be required to issue any Warrant Shares unless and until it receives the opinion of counsel referred to in Section 1D(i)(d). The Company will use its best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock constituting Warrant Shares are listed at the time of such exercise.

            SECTION 2. Definitions. The following terms have the meanings set forth below:

            "Common Stock" means the Company's Common Stock, $.01 par value per share, or any securities into which such Common Stock is hereafter converted or exchanged.

            "Registered Holder" means each holder of this Warrant as reflected in the records of the Company. The Company shall promptly update its records with respect to Registered Holders upon receipt of notice of a transfer of rights hereunder in accordance with Section 4 hereof.

            SECTION 3. No Voting Rights; Limitations of Liability. This Warrant shall not entitle a holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of a Registered Holder shall give rise to any liability of a holder for the Exercise Price of
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Warrant Shares acquirable by exercise hereof or as a stockholder of the Company.

            SECTION 4. Warrant Transferable. Subject to the provisions of the Stockholders Agreement dated as of August 12, 1996 among the Company, the Funds and certain other stockholders (the "Stockholders Agreement," which places substantial restrictions on the transfer of this Warrant), this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holders hereof upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company; provided, however, that the parties to an Assignment shall be responsible for the payment of any applicable transfer or other taxes.

            SECTION 5. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holders at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holders at the time of such surrender. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

            SECTION 6. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of a Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at the expense of such Registered Holder) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

            SECTION 7. Notices. Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to the Company, at its principal executive offices and (ii) to a Registered Holder, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

            SECTION 8. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to
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                                                                               5


perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Registered Holders.

            SECTION 9. Fractions of Shares. The Company may, but shall not be required to, issue a fraction of a Warrant Share upon the exercise of this Warrant in whole or in part. As to any fraction of a share which the Company elects not to issue, the Company shall make a cash payment in respect of such fraction in an amount equal to the public trading price of a share of Common Stock.

            SECTION 10. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, except that, as to matters of corporate law, the Delaware General Corporation Law shall govern.
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            IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the date hereof.

                                    Anker Coal Group, Inc.


                                    By: /s/ John J. Faltis
                                       Name: John J. Faltis
                                       Title: President


Corporate Seal


Attest:


/s/ Bruce Sparks
Secretary
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                                                                      SCHEDULE I


Fund                                  Portion of Warrant Shares
----                                  -------------------------

American Oil & Gas Investors,                   14.0%
Limited Partnership

AMGO II, Limited Partnership                     9.0%

First Reserve Fund V,                           11.8%
Limited Partnership

First Reserve Fund V-2,                          6.0%
Limited Partnership

First Reserve Fund VI,                          29.6%
Limited Partnership

First Reserve Fund VII,                         29.6%
Limited Partnership
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                                                                       EXHIBIT I


                               EXERCISE AGREEMENT



To:                                             Dated:


            The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for the purchase of __ Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

                                    Signature _______________________

                                    Address _________________________
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                                                                      EXHIBIT II


                                   ASSIGNMENT


            FOR VALUE RECEIVED, _________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of Warrant Shares covered thereby set forth below, unto:


     Name of Assignee                 Address                  No. of Shares





Dated:                              Signature _______________________

                                              _______________________

                                    Witness   _______________________